UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500
Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.       Regulation FD Disclosure.

On December 15, 2025, Whitestone REIT issued a press release announcing receipt of $33.4 million payment under the Pillarstone Settlement Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, of 1933, as amended (the “Securities Act”), or the Exchange Act, expect as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of Whitestone REIT, dated December 15, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	December 15, 2025	By: /s/ John S. Hogan
Name: John S. Hogan
Title: Chief Financial Officer